Exhibit 10.1

SECOND AMENDED AND RESTATED

EXCO RESOURCES, INC.

SEVERANCE PLAN

(EFFECTIVE AS OF NOVEMBER 8, 2006)

i

SECOND AMENDED AND RESTATED

EXCO RESOURCES, INC.

SEVERANCE PLAN

EXCO RESOURCES, INC. (the “Company”) is amending and restating its severance plan, originally adopted on August 15, 2002 and amended and restated as of August 17, 2004, and further amended and restated as of November 8, 2006 (the “Effective Date”), in accordance with the terms and conditions contained herein.  The amended and restated severance plan adopted on August 17, 2004, is replaced in its entirety with this Second Amended and Restated EXCO Resources, Inc. Severance Plan (the “Plan”) and no provision of the August 17, 2004, plan shall survive.

SECTION ONE

PURPOSE OF PLAN

The purpose of the Plan is to provide financial support to Eligible Employees who incur a Termination of Employment due to a Change of Control.

SECTION TWO

PRIOR SEVERANCE ARRANGEMENTS

As of the Effective Date, the Plan replaces any and all severance pay obligations, plans, policies, practices, arrangements or programs, written or unwritten, under which the Eligible Employees may otherwise be eligible for severance benefit payments.  Notwithstanding the foregoing provisions of this Section Two, nothing in this Plan shall adversely affect the rights an individual Eligible Employee may have to severance payments under any written agreement executed by and between the Employer and that Eligible Employee (a “Severance Agreement”); provided, however, that in the event any Eligible Employee that is a party to a Severance Agreement suffers a Termination of Employment and is entitled to and is receiving the severance benefits intended to be provided under his or her Severance Agreement, such Eligible Employee shall not be entitled to receive severance benefits pursuant to this Plan.

SECTION THREE

DEFINITIONS

As used in the Plan:

3.1           “Base Pay” shall mean the Eligible Employee’s gross annual salary or wages before any deductions, exclusions or any deferrals or contributions under any Company plan or program, but excluding overtime, bonuses, incentive compensation, shift and lead premium payments, employee benefits or any other form of compensation, being received by an Eligible Employee immediately prior to employment termination.  The Base Pay for an Eligible Employee paid on an hourly basis shall be the individual’s hourly pay rate in effect immediately prior to the sale multiplied by 40 hours per week and multiplied by 52 weeks.

3.2           “Cause” shall mean (i) the willful breach or habitual neglect of assigned duties related to the Company, including compliance with Company policies; (ii) conviction (including any plea of nolo contendere) of the Eligible Employee of any felony or crime involving dishonesty or moral turpitude; (iii) any act of personal dishonesty knowingly taken by the Eligible Employee in connection with his responsibilities as an employee and intended to result in personal enrichment of the Eligible Employee or any other person; (iv) bad faith conduct that is materially detrimental to the Company; (v) inability of the Eligible Employee to perform the Employee’s duties due to alcohol or illegal drug use; (vi) the Eligible Employee’s failure to comply with any legal written directive of the Board of Directors of the Company; (vii) any act or omission of the Eligible Employee which is of substantial detriment to the Company because of the Eligible Employee’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the Eligible Employee in good faith to have been in or not opposed to the best interest of the Company (without intent of the Eligible Employee to gain, directly or indirectly, a profit to which the Eligible Employee was not legally entitled) and except that Cause shall not mean bad judgment or negligence other than habitual neglect of duty; or (viii) any other act or failure to act or other conduct which is determined by the Plan Administrator, in its sole discretion, to be demonstrably and materially injurious to the Employer, monetarily or otherwise.

3.3           “Change of Control” shall mean

(i)            the Company is merged or consolidated into or with another entity, and as a result of such merger or consolidation less than a majority of the combined voting power of the then-outstanding securities of such entity immediately after such transaction is held by the holders of Voting Stock of the Company immediately prior to such transaction;

(ii)           the Company sells or otherwise transfers all or substantially all of its assets to any person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such person or entity immediately after such sale or transfer is held by the holders of Voting Stock of the Company immediately prior to such sale or transfer; or

(iii)          any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (iii) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(iv)          individuals who on the Effective Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(v)           the adoption of a plan relating to the liquidation or dissolution of the Company.

Provided, however, that in the event any subsidiary of the Company is spun off by means of a rights offering to the Company’s shareholders or an underwritten public offering, or any combination thereof, even where less than a majority of the voting equity ownership is retained by the Company, shall not in any event constitute a Change of Control.

3.4           “Company” shall mean EXCO Resources, Inc.

3.5           “Comparable Offer of Employment” shall mean:

(i)            that the proposed compensation and benefits, in the aggregate, to be paid by the Company or any successor to the Company by merger or acquisition of all or substantially all of the Company’s assets, offering employment are commensurate with the compensation and benefits previously paid by the Company, in the aggregate, to such Eligible Employee;

(ii)           the Eligible Employee incurs no demotion in his or her position with the Employer from the position the Eligible Employee held immediately prior to the effective date of the Change of Control;

(iii)          the Eligible Employee incurs no significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position or positions with the Employer which the Eligible Employee held immediately prior to the effective date of the Change of Control, without the prior written consent of the Eligible Employee, which is not remedied within ten (10) calendar days after receipt by the Employer of written notice from the Eligible Employee of such change; and

(iv)          the Eligible Employee’s principal place of work has not changed to any location that is more than thirty-five (35) miles from his or her principal place of work immediately prior to the effective date of the Change of Control, without the prior written consent of the Eligible Employee.

3.6           “Eligible Employee” shall mean any employee employed by the Company or any subsidiary of the Company as a regular, full-time employee on the effective date of a Change of Control and who incurs a Termination of Employment due to a Change of Control either on the date of the Change of Control or within the six-month period immediately following the effective date of the Change of Control and such Termination of Employment was not for Cause.

3.7           “Employer” shall mean the Company and any direct or indirect United States subsidiary of the Company which adopts the Plan, and any successor to either the Company or any direct or indirect United States subsidiary of the Company which adopted this Plan.

3.8           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.  References to any Section of ERISA shall include any successor provision thereto.

3.9           “Exchange Act” shall mean the Federal Securities Exchange Act of 1934, as amended from time to time.

3.10         “Good Reason” shall mean any of the following events that occur either on the effective date of a Change of Control or within the six-month period immediately following the effective date of a Change of Control:

(i)            the Eligible Employee incurs a demotion in his or her position with the Employer from the position the Eligible Employee held immediately prior to the effective date of the Change of Control;

(ii)           the Eligible Employee incurs a reduction in his or her Base Pay from his or her Base Pay immediately prior to the effective date of a Change of Control;

(iii)          the Eligible Employee incurs a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position or positions with the Employer which the Eligible Employee held immediately prior to the effective date of the Change of Control, without the prior written consent of the Eligible Employee, which is not remedied within ten (10) calendar days after receipt by the Employer of written notice from the Eligible Employee of such change; or

(iv)          the Eligible Employee’s principal place of work changed to any location that is more than thirty-five (35) miles from his or her principal place of work immediately prior to the effective date of the Change of Control, without the prior written consent of the Eligible Employee.

3.11         “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.  References to any Section of the Internal Revenue Code shall include any successor provision thereto.

3.12         “Plan” shall mean the Second Amended and Restated EXCO Resources, Inc. Severance Plan as set forth in this document, and as hereafter amended.

3.13         “Plan Administrator” shall mean the person, persons or entity administering the Plan in accordance with the provisions of Section Seven hereof.  The Plan Administrator shall be the “named fiduciary,” as referred to in Section 402(a) of ERISA, with respect to the management, operation and administration of the Plan.

3.14         “Plan Year” shall mean an initial period starting on the Effective Date and ending on December 31, 2006, and thereafter the twelve (12)-month period ending on each December 31.

3.15         “Release Form” shall mean a release agreement which is to be signed by the Eligible Employee releasing any and all claims against the Employer and which is in such form as approved by the Company.

3.16         “Severance Pay” shall mean an amount equal to an Eligible Employee’s Base Pay.

3.17         “Termination of Employment” shall mean a termination of employment from the Employer which results from an affirmative discharge from employment by the Employer, other than discharge for Cause.  An Eligible Employee who voluntarily terminates employment for Good Reason shall be deemed to have incurred a Termination of Employment.  An Eligible Employee shall not be deemed to have incurred a Termination of Employment by reason of the transfer of the Eligible Employee’s employment between the Company and any subsidiary or among subsidiaries (or among any department or business unit of the Company).  The Plan Administrator shall determine, in its sole discretion, whether an Eligible Employee’s termination of employment from the Employer constitutes a “Termination of Employment.”

3.18         “Voting Stock” shall mean shares of the Company’s Common Stock, par value $0.001 per share, and any other securities of the Company entitled to vote for the election of directors.

3.19         Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION FOUR

ELIGIBILITY AND SEVERANCE PAY BENEFITS

4.1           Eligibility.  Subject to Sections 4.3 and 4.4 of this Plan, any Eligible Employee is eligible for Severance Pay following his or her Termination of Employment if such Termination of Employment occurs either on the effective date of a Change of Control or within the six-month period immediately following the effective date of a Change of Control, provided that such Eligible Employee executes a Release Form pursuant to Section 4.2 of this Plan.

4.2           Release Form.  An Eligible Employee otherwise eligible for Severance Pay under this Plan shall be paid such Severance Pay only if the Eligible Employee executes and files the appropriate fully completed and executed Release Form (substantially in the form of Exhibit A-1 or Exhibit A-2, as the case may be, attached hereto) with the Plan Administrator, in accordance with the instructions and on or before the date specified on the Release Form or any document accompanying the Release Form, and in the case of an Eligible Employee age 40 or over, does not revoke the Release Form within seven (7) days of executing the Release Form.

4.3           Termination of Eligibility for Severance Pay.  An Eligible Employee will cease to be eligible to receive Severance Pay, under this Plan upon the earlier of the following:

(a)                                  the Eligible Employee’s death, unless it occurs after the date the Release Form is executed;

(b)                                 the Eligible Employee’s discharge for Cause or misconduct;

(c)                                  the Eligible Employee’s failure to execute and file the Release Form by the date specified on the Form;

(d)                                 the Eligible Employee’s receipt of a Comparable Offer of Employment from any other operation of the Company or any of its affiliate organizations, regardless of whether such Eligible Employee accepts such offer; or

(e)                                  the Eligible Employee’s receipt and acceptance of a transfer of employment to any other operation of the Company or any of its affiliate organizations.

4.4           Severance Pay. The Severance Pay to which an Eligible Employee is entitled shall be paid to such Employee after the effective date of a Change in Control in cash in a lump sum within fourteen (14) days following receipt by the Company of an executed Release Form or, where applicable, following the expiration of the revocation period provided for on the Release Form.  Any Severance Pay shall be offset by any other severance pay or other income replacement, or any pay or wages in lieu of notice of a plant closing, or any pay or wages paid following issuance of a notice of a plant closing, including without limitation any mandated severance pay benefits required under any applicable law.

If an Eligible Employee dies following execution of the Release Form, but before receiving all or part of the Severance Pay to which he is entitled, the Plan Administrator shall pay such Eligible Employee’s Severance Pay to the Eligible Employee’s estate.

SECTION FIVE

FUNDING

Funding for this Plan shall come solely from the general assets of the Employer.  All payments of Severance Pay shall be paid from the general assets of the Employer.  Neither the Employer nor the Plan Administrator shall have any obligation to establish a trust or fund for the payment of benefits under the Plan or to insure any of the benefits under the Plan.  None of the officers, members of the Board of Directors, or agents of the Employer or the Plan Administrator guarantees in any manner the payment of benefits hereunder.

SECTION SIX

CLAIMS PROCEDURE

6.1           Filing and Initial Determination of Claim.  An Eligible Employee or his/her duly authorized representative may file a claim for a benefit to which the claimant believes that he or she is entitled.  Such a claim must be in writing and delivered to the Plan Administrator by postage prepaid certified mail.  Within fifteen (15) days after receipt of a claim, the Plan Administrator shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension exceed fifteen (15) days from the end of the initial period.  If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 15-day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.  The Plan Administrator shall have full discretion to deny or grant a claim in whole or in part.  If notice of the denial of a claim is not furnished in accordance with this Section 6.1, the claim shall be deemed denied and the claimant shall be permitted to exercise his/or right to review pursuant to Section 6.3.

6.2           Duty of Plan Administrator Upon Denial of Claim.  If a claim for benefits is denied, the Plan Administrator shall provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and (iv) a description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on review.

6.3           Request for Review of Claim Denial.  If an Eligible Employee receives written notification of the denial in whole or in part of his/her claim pursuant to Section 6.1, or if an employee is not included in Schedule A and is therefore not eligible for benefits under this Plan, within sixty (60) days of the Eligible Employee’s receipt of claim denial or the date the employee becomes aware that he is not eligible for benefits under this Plan, if the claimant disagrees with such action, the claimant or his/her authorized representative shall file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claim for benefits.  In connection with any request for a review of the denial of a claim for benefits, the claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The Plan Administrator shall provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  A document, record, or other information shall be considered “relevant” to a claim for benefits if that document, record or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative process and safeguards required by ERISA in making the benefit determination.  The review of a denial shall take into account all comments, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

6.4           Decision on Review of Denial.  Upon receipt of the request for review, the Plan Administrator shall review the claim and shall deliver to the claimant a written decision on the claim for benefits within sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) that require an extension of time for processing, the aforesaid sixty (60) day period shall be extended to one hundred twenty (120) days and the claimant will be given written notice of the extension prior to the expiration of the initial 60-day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial 60-day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

The Plan Administrator’s decision shall be written in a manner calculated to be understood by the claimant.  Any notice of a denial on review shall include (i) the specific reason or reasons for the denial on review; (ii) reference to the specific plan provisions on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.  If notice of the decision on the review is not furnished in accordance with this Section 6.4, the claim shall be deemed denied and the Plan Administrator will have no further duty to review such claim.

SECTION SEVEN

ADMINISTRATION OF THE PLAN

7.1           Plan Administrator.  The Plan Administrator hereunder shall be the Compensation Committee as appointed from time to time by the Board of Directors of the Company.

7.2           Responsibilities.  The Plan Administrator shall be the “administrator” (as defined in Section 3(16)(A) of ERISA) of the Plan, and shall be responsible for all obligations under the Internal Revenue Code and ERISA and all other obligations required or permitted to be performed by the Plan Administrator and not otherwise delegated pursuant to the Plan.  The Plan Administrator shall be the designated agent for service of legal process.

7.3           Allocation and Delegation of Plan Administrator Responsibilities.  The Plan Administrator may appoint such assistants or representatives as it deems necessary for the effective exercise of its duties in administering the Plan and may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate.  The Plan Administrator also may designate any person, firm or corporation to carry out any of the other responsibilities of the Plan Administrator under the Plan.  Any such allocation or designation shall be made pursuant to a written instrument executed by the Plan Administrator.

7.4           Actions of Fiduciaries.  The Plan Administrator may authorize or approve any action by written instrument signed by a person duly authorized to act on behalf of the Plan Administrator.  Any written memorandum signed by any such duly authorized person or by any other person duly authorized by the Plan Administrator to act in respect of the subject matter of the memorandum, shall have the same force and effect as a formal resolution adopted by the Plan Administrator.

All acts and determinations with respect to the administration of the Plan made by the Plan Administrator and any assistants or representatives appointed by it shall be duly recorded by the Plan Administrator or by the assistant or representative appointed by it to keep such records.  All records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Plan Administrator or the assistants or representatives appointed by it.

7.5           General Administrative Powers.  Except as otherwise provided herein, the Plan Administrator is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan.  In order to effectuate the purposes of the Plan, the Plan Administrator shall have the discretionary authority and power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan.  All such actions or determinations made in good faith by the Plan Administrator, and the application of rules and regulations to a particular case or issue by the Plan Administrator shall, subject to the claims procedures set forth in Section Six hereof, not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.  In construing the Plan and in exercising its power under provisions requiring the Plan Administrator’s approval, the Plan Administrator shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible.  In the discharge of this discretionary authority the Plan Administrator shall have all necessary powers and duties, including but not limited to the following:

(a)           to require any person to furnish such information as is reasonably necessary or appropriate for administration of the Plan as a condition to receiving benefits under the Plan;

(b)           to make such rules and regulations and prescribe the use of such forms as he shall deem necessary for the efficient administration of the Plan;

(c)           to establish or cause to be established such procedures, protocols and guidelines as he shall deem necessary to interpret the terms and conditions of the Plan;

(d)           to decide on questions concerning Plan eligibility, Years of Employment and employment termination in accordance with the terms of the Plan;

(e)           to determine the amount of benefits payable to an Eligible Employee, in accordance with the Plan, and to provide a full and fair review to any Eligible Employee whose claim for benefits has been denied in whole or in part; and

(f)            to designate other persons to carry out any duty or power which would otherwise be a fiduciary responsibility of the Plan Administrator, under the terms of the Plan.

7.6           Appointment of Professional Assistance.  The Plan Administrator may engage accountants, attorneys and such other personnel as it deems necessary or advisable.  The functions of any such persons engaged by the Plan Administrator shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan.  Unless otherwise specifically so delegated, such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan.

7.7           Discretionary Acts.  Any discretionary actions of the Plan Administrator with respect to the administration of the Plan shall be made in a manner which does not discriminate in favor of stockholders, officers and highly compensated employees.

7.8           Responsibility of Fiduciaries.  The Plan Administrator and its assistants and representatives shall be free from all liability for their acts and conduct in the administration of the Plan except for acts of gross negligence, fraud or willful misconduct; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.

7.9           Indemnity by Employer.  In the event and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Employer shall indemnify and hold harmless the Plan Administrator and its assistants and representatives from any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by the Employer’s employees or their legal representatives, or by any other person, corporation, entity, government or agency thereof, including any amounts paid in settlement, with the approval of the Plan Administrator, and any and all other losses, damages, interest, expenses, including counsel fees approved by the Plan Administrator, and penalties, including any penalties imposed by the Secretary of Labor pursuant to Section 502(l) of ERISA relating to any breaches of fiduciary responsibility under Part 4 of Title I of ERISA, arising from any action or failure to act, except where the same is judicially determined to be due to gross negligence, fraud, or willful misconduct of such individual in connection with the Plan.  The indemnification contained in this Section shall apply regardless of whether the event causing the liability arises in whole or in part from the negligence (other than judicially determined gross negligence) or other fault on the part of the individual, specifically including breaches of fiduciary responsibility under ERISA.

SECTION EIGHT

ADOPTION OF PLAN BY SUBSIDIARY

Any subsidiary of the Company, whether or not presently existing, may, with the approval of the Plan Administrator, adopt this Plan.  Any such subsidiary that adopts the Plan is thereafter an Employer with respect to its employees for purposes of the Plan.

SECTION NINE

AMENDMENT OF THE PLAN

The Plan Administrator may amend the Plan at any time and in any manner with respect to all of the Employees. Any amendment to this Plan shall be effectuated by a written instrument signed by the Plan Administrator and shall be incorporated into the Plan document.  Any amendment or restatement may be made retroactive if, in the judgment of the Plan Administrator, such retroactivity is necessary or advisable for any reason.  Notwithstanding the above, this Plan may not be terminated or amended within six months following a Change in Control.

SECTION TEN

TERMINATION OF THE PLAN

Continuance of the Plan is not assumed as a contractual obligation of the Employer, and the Plan Administrator reserves the right to terminate the Plan at any time. Notwithstanding the above, this Plan may not be terminated or amended within six months following a Change in Control.  Such termination may occur without consent being obtained from the Plan Administrator, Eligible Employees or any other interested person.  The Plan shall automatically terminate upon dissolution of the Company, unless provision is specifically made by its successors, if any, for the continuation of the Plan.  If not sooner terminated, this Plan shall terminate when all liabilities provided for hereunder have been fully discharged.

SECTION ELEVEN

VESTING

No Eligible Employee shall have a vested right to any benefit under this Plan prior to the time a determination is made by the Plan Administrator that the particular Eligible Employee is entitled to receive benefits under the Plan.  At any time prior to such determination the Plan may be amended or terminated with respect to any benefits to which such Eligible Employee would otherwise have been entitled.

SECTION TWELVE

STATUS OF EMPLOYMENT RELATIONS

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Employer and its employees or to be consideration for, or an inducement or condition of, the employment of any person.  Nothing herein contained shall be deemed (i) to give to any employee the right to be retained in the employ of the Employer; (ii) to affect the right of the Employer to discipline or discharge any employee at any time; (iii) to give the Employer the right to require any employee to remain in its employ; or (iv) to affect any employee’s right to terminate his employment at any time.

SECTION THIRTEEN

RESTRICTIONS ON ASSIGNMENT

The benefits provided hereunder are not subject in any manner to the debts or other obligations of the persons to whom they are payable.  The interest of an Eligible Employee may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void.

SECTION FOURTEEN

APPLICABLE LAW

To the extent not preempted by ERISA, the Plan shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of Texas.

SECTION FIFTEEN

INTERPRETATION OF THE PLAN

It is the intention of the Employers that the Plan shall comply with the Internal Revenue Code, and the regulations thereunder, the requirements of ERISA and the corresponding provisions of any subsequent laws; the provisions of the Plan shall be construed to effectuate such intention.

IN WITNESS WHEREOF, EXCO Resources, Inc. has caused the Plan to be signed by its duly authorized officer on this 8th day of November, 2006.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller

Its: Chief Executive Officer

Exhibit A-1

40+

RELEASE AGREEMENT

IN RETURN FOR THE CONSIDERATION of payment of severance benefits to me from EXCO Resources, Inc. (“EXCO”) in accordance with EXCO Resources, Inc. Severance Plan, I am entering into this Release Agreement.  I understand and agree that the severance payment is in addition to the other (non-severance) benefits to which I may be entitled under the normal policies and procedures applicable to employees of EXCO as a result of my termination of employment from EXCO.

I,                                                                   , on behalf of myself, my heirs, executors, successors and assigns hereby irrevocably and unconditionally RELEASE, WAIVE, AND FOREVER DISCHARGE EXCO and all of its parents, divisions, subsidiaries and affiliates, and their present and former agents, employees, officers, directors, partners, stockholders, successors and assigns (hereinafter collectively “Releasees”) from any and all claims, demands, actions and causes of action, and all liability whatsoever, whether known or unknown, fixed or contingent, which I have or may have against Releasees as a result of my employment by or subsequent termination as an employee of EXCO, or failure to be hired by any Releasee, up to the date of execution of this Release Agreement.  This Release Agreement includes but is not limited to claims at law or equity or sounding in contract (express or implied) or tort arising under federal, state or local laws prohibiting age, sex, race, national origin, disability, religion, veteran or any other forms of discrimination (including but not limited to Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act, as well as applicable state fair employment practices laws), claims arising under the Fair Labor Standards Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, or any other legal and equitable claims regarding my employment with EXCO, the continuation of employment or the termination of said employment.

I understand and agree that this Release Agreement shall not in any way be construed as an admission by Releasees of any unlawful or wrongful acts whatsoever against me or any other person, and Releasees specifically disclaim any liability to or wrongful acts against me or any other person.

I acknowledge that I have been advised in writing by EXCO that I should consult an attorney prior to executing this Release Agreement, and I further acknowledge that I have been given a period of forty-five (45) calendars days after my termination by EXCO within which to review and consider the provisions of this Release Agreement.

I acknowledge that I have been given information regarding the ages and job titles of persons affected and unaffected by these terminations of employment.

I understand and acknowledge that I have seven (7) calendar days following the execution of this Release Agreement to revoke my acceptance of this Release Agreement and that this Release Agreement shall not become effective and the severance shall not become payable until this revocation period has expired.  In order to revoke this Release Agreement, I acknowledge that I am required to deliver written notice clearly stating my intent to revoke to [Insert Name and Address of Contact Person at Company].  I agree that my notice will not be considered effective unless [Mr./Ms. Insert Name], or a representative designated by EXCO, receives it within the seven calendar days following my execution of this Release Agreement.

I understand it is my choice whether or not to enter into this Release Agreement and that my decision to do so is voluntary and made knowingly.

Please read carefully as this document includes a release of claims.

As evidenced by my signature below, I hereby certify that I have read the above Release Agreement and agree to its terms.

Dated this                             day of                                             , 2006.

WITNESS	EMPLOYEE SIGNATURE

Exhibit A-2

Under 40

RELEASE AGREEMENT

IN RETURN FOR THE CONSIDERATION of payment of severance benefits to me from EXCO Resources, Inc. (“EXCO”) in accordance with the EXCO Resources, Inc. Severance Plan, I am entering into this Release Agreement.  I understand and agree that the severance payment is in addition to the other (non-severance) benefits to which I may be entitled under the normal policies and procedures applicable to employees of EXCO as a result of my termination of employment from EXCO.

I,                                                                   , on behalf of myself, my heirs, executors, successors and assigns hereby irrevocably and unconditionally RELEASE, WAIVE, AND FOREVER DISCHARGE EXCO and all of its parents, divisions, subsidiaries and affiliates, and their present and former agents, employees, officers, directors, partners, stockholders, successors and assigns (hereinafter collectively “Releasees”) from any and all claims, demands, actions and causes of action, and all liability whatsoever, whether known or unknown, fixed or contingent, which I have or may have against Releasees as a result of my employment by or subsequent termination as an employee of EXCO, or failure to be hired by any Releasee, up to the date of execution of this Release Agreement.  This Release Agreement includes but is not limited to claims at law or equity or sounding in contract (express or implied) or tort arising under federal, state or local laws prohibiting age, sex, race, national origin, disability, religion, veteran or any other forms of discrimination (including but not limited to Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act, as well as applicable state fair employment practices laws), claims arising under the Fair Labor Standards Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, or any other legal and equitable claims regarding my employment with EXCO, the continuation of employment or the termination of said employment.

I understand and agree that this Release Agreement shall not in any way be construed as an admission by Releasees of any unlawful or wrongful acts whatsoever against me or any other person, and Releasees specifically disclaim any liability to or wrongful acts against me or any other person.

I acknowledge that I have been advised in writing by EXCO that I should consult an attorney prior to executing this Release Agreement, and further acknowledge that I have been given a period of ten (10) calendar days after my termination by EXCO within which to review and consider the provisions of this Release Agreement.

I understand and acknowledge that once I have executed this Release Agreement, it is immediately binding and may not be revoked or rescinded by either party.

I understand it is my choice whether or not to enter into this Release Agreement and that my decision to do so is voluntary and is made knowingly.

Please read carefully as this document includes a release of claims.

As evidenced by my signature below, I hereby certify that I have read the above Release Agreement and agree to its terms.

Dated this                             day of                                             , 2006.

WITNESS	EMPLOYEE SIGNATURE